AGREEMENT AND PLAN OF MERGER
                  OF ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.
                             A DELAWARE CORPORATION
                                       AND
                             CEEE GROUP CORPORATION
                             A COLORADO CORPORATION


         THIS AGREEMENT AND PLAN OF MERGER dated as of November 18, 1996 (the "Agreement") is between Atlantic International Entertainment, Ltd., a Delaware corporation ("Atlantic") and CEEE Group Corporation, Ltd., a Colorado corporation ("CEEE"). Atlantic and CEEE are sometimes referred to herein as the "Constituent Corporations."

RECITALS

         A.       Atlantic    is   a    corporation    duly    organized    and
existing under the laws of the State of Delaware and has an authorized capital of 100,000,000 shares designated "Common Stock", $.001 par value and 10,000,000 shares designated "Preferred Stock," $.001 par value. As of the date hereof, 1,000 shares of Common Stock are issued and outstanding, all of which are held by CEEE. No shares of Preferred Stock were outstanding.

         B. CEEE is a corporation duly organized and existing under the laws of the State of Colorado and has an authorized capital of 10,000,000 shares designated "Common Stock", $.001 par value. As of the date hereof, 9,386,733 shares of Common Stock are outstanding.

         C. The Board of Directors of CEEE has determined that, for the purpose of effecting the reincorporation of CEEE in the State of Delaware, it is advisable and in the best interests of CEEE that it merge with and into Atlantic upon the terms and conditions here provided.

         D. The respective Boards of Directors of Atlantic and CEEE have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Atlantic and CEEE hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                    I. MERGER

         1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Colorado Business Corporation Act shall be merged with and into Atlantic (the "Merger"), the separate existence of CEEE shall cease and Atlantic shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Atlantic International Entertainment, Ltd.

         1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

         (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Colorado Business Corporation Act;

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         (b)      All of the    conditions precedent to the consummation of  the
Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

         (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

         (d) Executed Articles of Merger meeting the requirements of the Colorado Business Corporation Act shall have been filed with the Secretary of State of the State of Colorado.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

         1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of CEEE shall cease and Atlantic, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger,
(ii) shall be subject to all actions previously taken by its and CEEE's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of CEEE in the manner more fully set forth in
Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of CEEE in the same manner as if Atlantic had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Colorado Business Corporation Act.


                  II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Atlantic as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 BYLAWS. The Bylaws of Atlantic as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.3 DIRECTORS AND OFFICERS. The directors and officers of CEEE immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


                       III. MANNER OF CONVERSION OF STOCK

         3.1 CEEE COMMON SHARES. Upon the Effective Date of the Merger, each three shares of CEEE Common Stock, $.001 par value, issued and outstanding immediately prior thereto shall survive by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, shall be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.


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

         3.2 CEEE OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue, if any, the stock option plans and all other employee benefit plans of CEEE. Each outstanding and unexercised option, or other right to purchase, or security convertible into, CEEE Common Stock, if any, shall become an option, or right to purchase, or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each three shares of CEEE Common Stock issuable pursuant to any such option, or stock purchase right or convertible security, on the same terms and conditions and at an exercise or conversion price per share equal to one-third of the exercise or conversion price per share applicable to any such CEEE option, stock purchase right or other convertible security at the Effective Date of the Merger.

         A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to one-third of the number of shares of CEEE Common Stock so reserved immediately prior to the Effective Date of the Merger.

         3.3 ATLANTIC COMMON STOCK. Upon the Effective Date of the Merger, each share of Atlantic Common Stock, $.001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Atlantic, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

         3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of CEEE Common Stock may, at such stockholder's option, surrender the same for cancellation to Continental Stock Transfer & Trust Company, or such other entity as the Company so designates as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of CEEE Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of CEEE Common Stock were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing Common Stock of the Surviving Corporation so issued in the merger shall bear the same legends, if any, with respect to the restrictions on transferability the certificates of CEEE so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

         If any certificate for shares of Atlantic stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Atlantic that such tax has been paid or is not payable.


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                                   IV. GENERAL

         4.1      COVENANTS OF ATLANTIC.   Atlantic covenants and agrees that it
will take such actions as may be required by the Colorado Business Corporation Act.

         4.2 FURTHER ASSURANCES. From time to time, as and when required by Atlantic or by its successors or assigns, there shall be executed and delivered on behalf of CEEE such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Atlantic the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CEEE and otherwise to carry out the purposes of this Agreement, and the officers and directors of Atlantic are fully authorized in the name and on behalf of CEEE or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either CEEE or of Atlantic, or of both, notwithstanding the approval of this Agreement by the shareholders of CEEE or by the sole stockholder of Atlantic, or by both.

         4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement or certificate in lieu thereof with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not:
(1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

         4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805, and The Prentice-Hall Corporation System, Inc. is the registered agent of the Surviving Corporation at such address.

         4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 2200 Corporate Blvd., Suite 317, Boca Raton, Florida 33431 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

         4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Colorado Business Corporation Act.



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         4.8   COUNTERPARTS.   In order to facilitate the filing and   recording
of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Atlantic and CEEE, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized, under penalties of perjury, hereby declaring and certifying that this is their act and deed and the facts herein stated are true.

                                      ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.
                                      a Delaware corporation


                                      By:  /s/ Richard Iamunno
                                          ----------------------------
                                          Name: Richard Iamunno
                                          Title: President
ATTEST:



/s/ Norman J. Hoskin
---------------------------
Norman J. Hoskin, Secretary
                                      CEEE GROUP CORPORATION
                                      a Colorado corporation


                                      By:  /s/ Richard Iamunno
                                          ----------------------------
                                          Name: Richard Iamunno
                                          Title: President
ATTEST:


/s/ Norman J. Hoskin
---------------------------
Norman J. Hoskin, Secretary


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